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                                                                  EXHIBIT 17(b)

                                     PROXY

                       GOVERNMENT TOTAL RETURN PORTFOLIO
               (A SERIES OF FORTIS ADVANTAGE PORTFOLIOS, INC.)
               500 BIELENBERG DRIVE, WOODBURY, MINNESOTA 55125
          MAILING ADDRESS: P.O. BOX 64284, ST. PAUL, MINNESOTA 55164

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FORTIS ADVANTAGE PORTFOLIOS, INC.

     The undersigned hereby appoints Michael J. Radmer and Scott R. Plummer, and each of them, with power to act without the other and with the right of substitution in each, as proxies of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Government Total Return Portfolio (the "Acquired Fund"), a series of Fortis Advantage Portfolios, Inc. ("Fortis Advantage"), held of record by the undersigned on December 15, 1995, at the Special Meeting of shareholders of the Acquired Fund to be held on February 9, 1996, or any adjournments or postponements thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the Special Meeting hereby are revoked.

THE PROXIES ARE INSTRUCTED TO VOTE AS FOLLOWS:

1. PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") providing for (a) the acquisition of substantially all of the assets and the assumption of all liabilities of the Acquired Fund by Fortis U.S. Government Securities Fund (the "Acquiring Fund"), a separately managed series of Fortis Income Portfolios, Inc., in exchange for shares of common stock of the Acquiring Fund having an aggregate net asset value equal to the aggregate value of the assets acquired (less the liabilities assumed) of the Acquired Fund and (b) the liquidation of the Acquired Fund and the pro rata distribution of the Acquiring Fund shares to Acquired Fund shareholders. Under the Plan, Acquired Fund shareholders will receive the same class of shares of the Acquiring Fund that they held in the Acquired Fund, having a net asset value equal as of the effective time of the Plan to the net asset value of their Acquired Fund shares. A vote in favor of the Plan will be considered a vote in favor of an amendment to the articles of incorporation of Fortis Advantage required to effect the reorganization contemplated by the Plan.

                  / /   FOR        / /   AGAINST        / /   ABSTAIN

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 ABOVE. RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT RELATING TO THE MEETING IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY.

     PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY PARTNER OR OTHER AUTHORIZED PERSON.

DATED:                      , 199
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                                         --------------------------------------
                                                        Signature
     [SHAREHOLDER INFORMATION]

                                         --------------------------------------
                                                Signature if held jointly

 TO SAVE FURTHER SOLICITATION EXPENSE, PLEASE MARK, SIGN, DATE AND RETURN THIS
         PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.